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                                                                    EXHIBIT 10.2

*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                      N2H2 -- COLOCATION SERVICE

--------------------------------------------------------------------------------

1.      Interpretation

2.      Commencement of this Contract

3.      Provision of the Service

4.      Connection of Customer Equipment to the Service

5.      Removal or Collection of Equipment

6.      Access and Site Regulations

7.      Security

8.      Use of the Service

9.      Confidentiality

10.     Charges and Deposits

11.     Limitation of Liability

12.     Matters Beyond the Reasonable Control of Either Party

13.     Minimum Periods

14.     Breaches of this Contract

15.     Changes to this Contract

16.     Assignment

17.     Entire Agreement

18.     Sales Taxes

19.     Notices

20.     Law

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                                                        N2H2--COLOCATION SERVICE


1.    INTERPRETATION

      IN THIS CONTRACT:

      "APPROVED MAINTAINER"       means anyone approved by the Customer as
                                  authorised to work on the Customer
                                  Equipment including anyone who identifies themselves as such in accordance with the procedures set out in 1.3(d) of the Service
                                  Schedule.

      "BT" means British Telecommunications plc of 81 Newgate Street, London EC1A 7AJ, registered in England No. 1800000.

      "BT EQUIPMENT"              means any equipment belonging to or supplied
                                  by BT on the Site for the provision of the Service

      "BT GROUP COMPANY"          means a BT subsidiary or holding company, or
                                  a subsidiary of that holding company, all as defined by Section 736 of the Companies Act
                                  1985, as amended by the Companies Act 1989.

      "CONTRACT"                  means, in order of precedence, these
                                  Conditions and the Service Schedule.

      "CUSTOMER"                  N2H2, Inc., a Washington corporation, having
                                  its principal place of business at 99 4th
                                  Avenue - Suite 3400, Seattle, WA  98164.

      "CUSTOMER EQUIPMENT"        means any equipment belonging to or
                                  supplied by the Customer on the Site.

      "CUSTOMER RACKS"            means the racks allocated for the Customer's
                                  use as per the Service Schedule.

      "FILTERING CONTRACT"        means the Contract of even date between the
                                  Customer and BT for the provision and resale of internet filtering services.

      "INTERNET STANDARDS"        means the protocols and standards defined in
                                  the following Internet documents: RFC 1009, 1122, 1123 and 1250 and any other applicable protocols and standards.

      "MINIMUM PERIOD"            means the minimum periods specified in clauses
                                  2.1(b) and 2.3(a) of the Service Schedule beginning on the Operational Service Date.

      "OPERATIONAL SERVICE DATE"  means the earlier of the date when that part of the Service subject to the Minimum
                                  Period is first made available to the Customer at a Site or the date when the Customer first starts to use the Service.


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                                                        N2H2--COLOCATION SERVICE


      "RACK PLAN"                 means a plan describing the proposed layout
                                  and type of the Customer Equipment to be placed in the Customer Racks.

      "SERVICE"                   means the Co-location service or, where
                                  appropriate, part of the Co-location service described in Schedule 1 - Service Schedule.

      "SITE" means the place at which BT agrees to provide the Service as specified in the Service Schedule.

2.      COMMENCEMENT OF CONTRACT

2.1 This Contract shall commence once it and the Filtering Contract have each been signed by both parties and shall continue for 2 years unless terminated earlier as provided herein.

2.2 This Contract shall automatically terminate upon the termination of the Filtering Contract.

3.      PROVISION OF THE SERVICE

3.1 BT will provide the Service to the Customer on the terms of this Contract.

3.2 BT will use reasonable endeavours to provide the Service by the date agreed with the Customer, but all dates are estimates and BT has no liability for any failure to meet any date.

3.3 BT will provide the Service with the reasonable skill and care of a competent telecommunications provider.

3.4 It is technically impracticable to provide a fault free Service and BT does not undertake to do so. However, BT will use reasonable endeavours to meet any targets set for the Services as shown in the Service Schedule.

3.5     Occasionally BT may:

        (a) for operational reasons, change the technical specification of the Service, provided that any change to the technical specification does not materially affect the performance of the Service; or

        (b) give the Customer instructions which it believes are necessary for reasons of health, safety or the quality of any telecommunications or internet service provided by BT to the Customer or any other customer.

        Before doing so, BT will give the Customer as much notice as possible and whenever practicable will agree with the Customer, when the Service will be suspended.

3.6 BT will only provide those things expressly described in the Service Schedule. The Customer is responsible for providing suitable computer hardware, software and telecommunications equipment and services necessary to access and use the Service. This Contract does not include the provision of telecommunication services necessary to connect to the Service, other than internet access as set out in the Service Schedule.

3.7 The Customer is responsible for the acts and omissions of all Approved Maintainers in connection with the Service and is liable for any failure by any Approved Maintainer to perform or observe the terms and conditions of this Contract as if that failure were the failure of the Customer, including any instructions issued under paragraph 3.5


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                                                        N2H2--COLOCATION SERVICE


4.      CONNECTION OF CUSTOMER EQUIPMENT TO THE SERVICE

4.1 The Customer may only connect Customer Equipment to the Service as described in the most up to date Rack Plan which has been approved by BT pursuant to paragraph 2.1(a) of the Service Schedule.

4.2 The Customer must ensure that all Customer Equipment is connected, used and dealt with in accordance with all applicable manufacturer's and distributor's instructions and in accordance with best IT industry safety standards and is not a danger to the Site or any people or equipment in it.

4.3 The Customer must ensure that any Customer Equipment which is attached (directly or indirectly) to the Service is technically and physically compatible with the Service and approved for that purpose under any legislation.

4.4 The Customer must ensure that any Customer Equipment is connected, used and dealt with in accordance with any reasonable instructions from BT.

4.5 The Customer will indemnify BT against all reasonable costs arising out of a breach by the Customer of this paragraph 4.

5.      REMOVAL OR COLLECTION OF EQUIPMENT

5.1 In the event of termination of this Contract all the Customer Equipment is to be removed by the Customer within 5 days of such termination. The Customer must give BT prior notice of the date and time of removal, which must be agreed with BT. The removal will be at the Customer's expense.

5.2 If the Customer fails to remove all the Customer Equipment within one month of the termination date, BT shall be entitled:

a) to remove part of or all the Customer Equipment and store it, and the Customer shall reimburse to BT any costs incurred by BT in removing and storing it; and

b) to sell the Equipment and section 12 of the Torts (Interference with Goods) Act 1977 (which shall be deemed to apply in Scotland as well as in England) shall apply as if BT had in accordance with Part II of
        Schedule 1 to that Act given to the Customer notice of its intention to sell the Equipment. In accounting to the Customer BT shall be entitled to deduct from the proceeds of sale any sum due to BT from the Customer under this Contract.

6.      ACCESS AND SITE REGULATIONS

6.1 Access to the Site will be subject to BT's reasonable security procedures as notified to the Customer from time to time.

6.2 All access to the Site must be booked with BT as far in advance as reasonably possible in the circumstances. Bookings are to be made by telephone to such number as BT may notify to the Customer from time to time.

6.3 The Customer will observe BT's reasonable site regulations, as previously advised in writing to the Customer. The Customer shall be responsible for ensuring that its employees and all Approved Maintainers also observe such regulations.

7.      SECURITY

7.1     BT is responsible for the physical security of the Site.

7.2     The Customer is responsible for all other security matters.


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                                                        N2H2--COLOCATION SERVICE


8.      USE OF THE SERVICE

8.1 The Service is provided solely for the Customer's own use and the Customer will not resell or attempt to resell the Service (or any part or facility of it) to any third party.

8.2 The Service must not be used, directly or indirectly, in any way that does not comply with:

        a) the terms of any legislation or any license applicable to the Customer or that is in any way unlawful;

        b)     any instructions given by BT under paragraphs 3.5(b)

8.3     The Service must not be used:

        a) to send, receive, upload, download, use or re-use any information or material which is defamatory, obscene or menacing, or in breach of confidence, copyright, privacy or any other rights (except for the purpose of providing the Customer's internet filtering service to its customers); or

        b) other than in accordance with the legally acceptable use policies of any connected networks and the Internet Standards.

8.4 The Customer must not use a Domain Name or URL which infringes the rights of any person in a corresponding trade mark or name.

8.5 If the Customer uses the Service in contravention of paragraphs 8.1, 8.2, 8.3 or 8.4 then BT may treat the contravention as a material breach of this Contract.

8.6 The Customer must indemnify BT against any claims or legal proceedings which are brought or threatened against BT by a third party because:

        a)     the Service is used in breach of this paragraph 8; or

        b)     the Service is faulty or cannot be used by that third party.

        Such indemnity will be contingent on BT notifying Customer of any such claims or legal proceeding within 5 days of BT having notice of such claims or legal proceeding and BT tendering defence of such claims or legal proceeding to Customer. BT agrees (at the Customer's reasonable expense) to provide the Customer with reasonable assistance in the defence of such claims. The Customer will keep the BT informed as to the progress of such claims or proceedings.

8.7 The Service includes Internet access. The Internet is independent of the Service and BT and use of the Internet is solely at the Customer's risk and subject to all applicable laws. BT has no responsibility for any information, software, services or other materials obtained by the Customer using the Internet.

9.      CONFIDENTIALITY

9.1 The parties will keep in confidence any information (whether written or oral) of a confidential nature (including software and manuals) obtained under this Contract and will not disclose that information to any person (other than their employees or professional advisers, or in the case of BT the employees of a BT Group Company or their suppliers, who need to know the information) without the written consent of the other party.

9.2     This paragraph 9 will not apply to:

        a) any information which has been published other than through a breach of this Contract;


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        b)     information lawfully in the possession of the recipient before the disclosure under this Contract took place;

        c) information obtained from a third party who is free to disclose it; and

        d) information which a party is requested to disclose and, if it did not, could be required by law to do so.

9.3 This paragraph 9 will remain in effect for two years after the termination of this Contract.

10.     CHARGES

10.1 BT will invoice N2H2 quarterly in arrears for the greater of Pound Sterling * or the value of the Service being provided by BT to N2H2 under this Contract, calculated using BT's then generally available prices for such services. It is recorded that BT's generally available price for the 1 rack and 1MB of bandwidth being provided at the commencement of this contract is Pound Sterling 35800.00 per annum.

10.2    Invoices shall be payable within 30 days of their date.

11.     LIMITATION OF LIABILITY

11.1 Both parties accept unlimited liability for death or personal injury resulting from its negligence. Paragraphs 11.2 and 11.3 do not apply to such liability.

11.2 Neither party shall be liable to the other either in contract, tort (including negligence) or otherwise for any direct or indirect loss of profits, business or anticipated savings, nor for any indirect or consequential loss or damage or for any destruction of data.

11.3 Each party's liability to the other, whether in contract, tort (including negligence) or otherwise in relation to this Contract is limited to Pound Sterling 250,000 for any one incident or series of related incidents and to Pound Sterling 500,000 for all incidents in any period of 12 months.

11.4 BT excludes all liability of any kind in respect of any material on the Internet which can be accessed using the Service and is not responsible in any way for any goods (including software) or services provided by third parties advertised, sold or otherwise made available by means of the Service or on the Internet;

11.5 Neither party shall be liable to the other either in contract, tort (including negligence) or otherwise for the acts or omissions of other providers of telecommunications or Internet services (including domain name registration authorities) or for faults in or failures of their equipment.

11.6 Each provision of this Contract, excluding or limiting liability, operates separately. If any part is held by a court to be unreasonable or inapplicable, the other parts shall continue to apply.

12.     MATTERS BEYOND THE REASONABLE CONTROL OF EITHER PARTY

12.1 If either party is unable to perform any obligation under this Contract because of a matter beyond that party's reasonable control such as lightning, flood, exceptionally severe weather, fire, explosion, war, civil disorder, industrial disputes (whether or not involving that party's employees) or acts of local or central Government or other competent authorities, or events beyond the reasonable control of that party's suppliers, that party will have no liability to the other for that failure to perform.

12.2 If any of the events detailed in paragraphs 12.1 continue for more than 3 months either party may serve notice on the other terminating this Contract.


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13.     MINIMUM PERIODS

13.1 Upon termination of this Contract the Customer must pay the charges due for any remaining part of any Minimum Periods.

14.     BREACHES OF THIS CONTRACT

14.1 Either party may terminate this Contract or the Service immediately on notice, if the other:

        a) commits a material breach of this Contract, which is capable of remedy, and fails to remedy the breach within a reasonable time of a written notice to do so; or

        b) commits a material breach of this Contract which cannot be remedied; or

        c)     is repeatedly in breach of this Contract; or

        d) is the subject of a bankruptcy order, or becomes insolvent, or makes any arrangement or composition with or assignment for the benefit of their creditors, or goes into voluntary (otherwise than for reconstruction or amalgamation) or compulsory liquidation, or a receiver or administrator is appointed over their assets, or if the equivalent of any such events under the laws of any of the relevant jurisdictions occurs to the other party.

14.2 If either party delays in acting upon a breach of this Contract that delay will not be regarded as a waiver of that breach. If either party waives a breach of this Contract that waiver is limited to that particular breach.

14.3 BT's rights under paragraph 14.1 do not prejudice any other rights of BT under this Contract, including any claim for payment of arrears or for damages for breach of this Contract.

15.     CHANGES TO THIS CONTRACT

15.1 If the Customer asks BT to make any change to the Service BT may ask the Customer to confirm the request in writing. If BT agrees to a change, this Contract will be amended from the date when BT confirms the change in writing to the Customer.

16.     ASSIGNMENT

16.1 Neither party may transfer any of their rights or obligations under this Contract, without the written consent of the other (such consent not to be unreasonably withheld), except that BT may transfer its rights or obligations (or both) to a BT Group Company without consent.

17.     ENTIRE AGREEMENT

17.1 This Contract contains the whole agreement between the parties and supersedes all previous written or oral agreements relating to its subject matter.

17.2    The parties acknowledge and agree that:

        (a) they have not been induced to enter into this Contract by any representation, warranty or other assurance not expressly incorporated into it; and

        (b) in connection with this Contract their only rights and remedies in relation to any representation, warranty or other assurance are for breach of this Contract and that all other rights and remedies are excluded, except in the case of fraud.

18.     SALES TAX


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18.1   All monetary figures exclude VAT and any other applicable sales taxes.

19.     NOTICES

19.1 Notices given under this Contract must be in writing and may be delivered by hand or by courier, or sent by first class post to the following addresses:

        (a) to BT its registered office or any alternative address which BT notifies to the Customer;

        (b) to the Customer at the address to which the Customer asks BT to send invoices or if the Customer is a limited company, its registered office.

20.     LAW

20.1 This Contract is governed by the law of England and Wales and subject to the exclusive jurisdiction of the English courts.

        IN WITNESS WHEREOF the parties have caused this agreement to be signed by their duly authorised representatives this _____ day of _____________, 1999.

        British Telecommunications PLC                    N2H2



Signed:                                      Signed:
       ----------------------------------           ---------------------------

Name:                                        Name:
     ------------------------------------         -----------------------------

Title:                                       Title:
      -----------------------------------          ----------------------------


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                                                        N2H2--COLOCATION SERVICE


SCHEDULE 1 -- SERVICE SCHEDULE

The provisions of this Service Schedule are in addition to the Conditions and form part of the Contract.

1.1     EQUIPMENT RACKING

a) BT will provide 1 standard 19" rack. Manufacturers and BT's reasonable safety and mounting/racking practices must be observed at all times. A fully equipped rack is not to exceed a total equipment floor loading of 800 lbs/sq. in.

b) Each rack will be provided with lockable front and rear doors with keys being held by Site security.

c) Electrical supplies to the racks will be fed from a PDU (power distribution unit). Two feeds of 240VAC 50HZ will be supplied, each fused within the rack at 13 amps. (The maximum usable load.) Each feed will terminate on a 10 socket power pole. The electrical feeds to the rack will be backed up by the use of Standby Generators and UPS (uninterruptable power supplies).

d) The Customer Racks are dedicated for the Customer's sole use and will be used only by the Customer. However, the Customer acknowledges that the deployment of such racks does not constitute a grant to the Customer of any right, title or interest in such racks or in any software or other application of any kind provided by BT which is connected with such racks.

e) BT reserves the right, at the Customer's expense, to remove any rack, from any element of the Service for reasons of security implications, fire and safety hazards or breaches of these terms and conditions. Notice will be given but in extreme emergency cases service will be removed at BT's discretion.

f) BT also reserves the right, in exceptional circumstances, to move racks to accommodate further growth of the data centre facility. A minimum period of 28 days notice will be given.

1.2     INTERNET CONNECTIVITY

a) BT will provide 1Mb peak internet connectivity. The interface will be presented as 1 CAT5 cable with standard RJ45 termination for connection to the Customer Equipment. The interface cable will terminate on 10/100BaseTX ports on a BT owned and managed Catalyst switch. The Customer is not allowed to access the router/catalyst configuration.

b) A Class C "IP Address range" will be allocated directly for initial usage with the remainder of the Class C range being held in reserve. The Customer must allocate addresses in an orderly, efficient manner and provide to BT regular usage and forecast usage on the address range. BT reserves the right to re-allocate/re-assign IP addresses as required to fulfill operational requirements and those conditions as stipulated by RIPF. In such circumstances a minimum 28 days notice period will be given to allow for co-ordination. All IP addresses remain the property of BT. Additional IP addresses will be available subject to appropriate approvals on usage and payment of BT's then current administration charge.

1.3     PHYSICAL SECURITY

a)      The Site will be a BT server farm currently located at *

b)       *


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                                                        N2H2--COLOCATION SERVICE


c)      *

d)      *

e)      *

f)      *

g) The Customer will, at no charge, during the first month of the Contract, be granted 3 days access to the site. The timing of such access must be arranged in advance with BT and must be used in lots of 24 hours each. Further to this the Customer will receive, at no additional charge, a period of 2 hours access to the Site each calendar month. All additional visits will be charged at BT's then current rates. Unused visits may not be carried forward from one month to the next.

1.4     CONTROLLED ENVIRONMENT

a) Forced air-cooling will be supplied to the bottom of the Customer Racks and extracted through natural and fan assisted convection out through the top. Cooling air at 17 degrees Centigrade (62.6 degrees Fahrenheit) will be supplied at the bottom of the Customer Racks. Average room air temperature will be maintained to 20 degrees Centigrade (70 degrees Fahrenheit) within a tolerance of plus or minus 2 degrees Centigrade. Humidity will be maintained at 50% within a tolerance of plus or minus 2%.

1.5     REMOTE HANDS

a) Remote Hands is the name given for the use of BT personnel to carry out routine tasks at the request of the Customer. Such tasks are limited to those identified below and BT takes no responsibility of any kind whatsoever for the consequences of following any of the Customer's instructions. BT accepts no liability of any kind whatsoever (including negligence) in the event that the Remote Hands facility carries out, at the Customer's request, tasks other than those listed in this paragraph 1.5.

b) A 24 hour Remote Hands facility will be available to perform the following basic system tasks: checking lamp status, power cycling, insertion/removal of tapes, button pushing and the removal/insertion of cords/cables/leads with a recognised connection plug/socket. The Remote Hands facility does not carry out unpacking and install of servers/equipment.

c) The Customer will receive, at no charge, use of the Remote Hands facility for 3 hours per month. Each request for "Remote Hands" assistance will count as a minimum of one hour. Additional Remote Hands visits will be charged at BT's then current rates. Unused Remote hands hours may not be carried forward from one month to the next.

d) The Remote Hands service will be available by dialing such number as BT may advise from time to time.

        The call request will be logged and BT will use reasonable endeavours to call back to assist within 30 minutes. The call back will be made from a telephone line installed in the rack, and which has been pre-provisioned at the customer's expense. All charges, including calls, will be the customer responsibility.


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1.6     SERVICE MANAGEMENT

        BT shall establish and shall operate a single, 24 hour, fault reporting Service desk on such number as BT may advise from time to for the purpose of the reporting of all customer faults and the issuing of trouble tickets.

1.7     SCHEDULED SERVICE TIME

a) The Service is scheduled to be available 24 hours per day, 7 days a week, but 24x7 availability is not guaranteed. From time to time, it will be necessary for BT to schedule maintenance (including but not limited to network maintenance, replacement of faulty components, or testing of the uninterruptable power supply) which may cause a disruption to the Service. BT will use reasonable endeavours to provide a minimum of 72 hours' notice before conducting such planned Service affecting maintenance but does not guarantee it will always be able to do so.

b) Where significant changes are planned BT will provide a minimum of 28 days notice when it is reasonably practicable to do so.

c) Emergency maintenance, updates, and other procedures will be scheduled on a case-by-case basis.

e) Planned maintenance activity is not considered to be part of the scheduled service time.

f) Nothing in this paragraph should be construed as a guarantee that BT will always comply with the notice periods set out above, and BT is obliged only to provide, as much prior notice of any Service affecting maintenance as is reasonably practicable under the circumstances.

2.      CUSTOMER RESPONSIBILITIES

2.1     EQUIPMENT RACKING

a) BT must approve, in writing, a Rack Plan provided by the Customer before the Customer may place any Customer Equipment at the Site. In considering such approval BT will have regard, without limitation, to packing densities, potential heat output problems, and fire hazards. Any changes to a Rack Plan must also be approved by BT in writing.

b) The Customer shall be entitled to increase the number of racks on 28 working days notice to BT. Any increase in the number of racks required will be subject to a Minimum Period of 12 months and the Customer must give BT 28 working days notice of its intention to change the number of racks and any increase will be subject to availability of equipment, labour and floor space.

c) All customer racking, equipment, shelving and components must be clearly labelled to assist the Remote Hands service in navigating to the appropriate item of kit requiring attention. Rack layouts and numbering must be provided as an on-site paper record also for maintenance purposes.

2.2     CUSTOMER EQUIPMENT

a) The Customer is responsible for the provision, installation, maintenance and insurance of the Customer's Equipment.

b) The Customer is responsible for ensuring that the Customer's Equipment, including any additions, are compatible with the equipment racking parameters specified in the Service Schedule at paragraph 2.1.a.

c) The Customer must not add to, modify or in any way interfere with the BT Equipment, nor allow anyone else to do so without the express approval of BT.


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d)      The Customer will be liable to BT for any loss arising out of a breach of paragraph 3.2(c), except where such loss is caused by BT's negligence.

e) All installation work for wiring between the Customer Equipment and the appropriate network terminating point (which will be located on the Customer Racks) and between items of Customer Equipment within the rack cluster must be carried out, at the Customer's cost, by a BT approved wiring contractor.

f) BT will at the Customer's request do all reasonable things to put in place cable tray connections between adjacent racks and between any non-contiguous racks. BT's then current reasonable charges for such work will apply.

        Note: All underfloor cabling work will be scheduled outside of normal working hours for operational and safety reasons.

g) The Customer is responsible for testing and maintenance of the Customer Equipment to ensure:

        (i) that it meets the manufacturer's specification, if any;

        (ii)  that the installation has been correctly carried out; and

        (iii) that the Customer Equipment is functioning correctly, including, where appropriate, testing in conjunction with other equipment including remotely located equipment connected to the Customer Equipment by means of a telecommunication system.

h) The Customer will provide a list of the Customer Equipment on the Site when requested from time to time by BT.

2.3     INTERNET CONNECTIVITY

a) The Customer shall be entitled to increase the internet connectivity, subject to the provisions of this sub-paragraph. All increases will be subject to giving 28 working days notice to BT, a Minimum Period of 12 months and will be subject to availability.

2.4     PHYSICAL SECURITY

a) The Customer must ensure that those people which it approves to have access to the Site, are suitably competent to carry out the necessary tasks and that they are responsible for their own safety whilst on the Site.

2.5     REMOTE HANDS

a) The Customer must not give any instructions to the Remote Hands for activities outside those listed in paragraph 1.5(b).

2.6     SERVICE MANAGEMENT

a) The Customer will provide a nominated contact with BT for all matters relating to the provision of the Service. The Customer will also provide contact details for any appointed agents whom BT may need to communicate in relation to the Service.


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18.1    All monetary figures exclude VAT and any other applicable sales taxes.

19.     NOTICES

19.1 Notices given under this Contact must be in writing and may be delivered by hand or by courier, or sent by first class post to the following addresses:

        (a) to BT its registered office or any alternative address which BT notifies to the Customer;

        (b) to the Customer at the address to which the Customer asks BT to send invoices or if the Customer is a limited company, its registered office.

20.     LAW

20.1 This Contract is governed by the law of England and Wales and subject to the exclusive jurisdiction of the English courts.

        IN WITNESS WHEREOF the parties have caused this agreement to be signed by their duly authorised representatives this 11th day of November, 1999.

        British Telecommunications PLC                 N2H2



Signed:                                      Signed:
       --------------------------------             ---------------------------
          [                      ]

Name:                                        Name:
       --------------------------------             ---------------------------
          [                      ]
Title:                                       Title:
       --------------------------------             ---------------------------
          [                      ]


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